Exhibit 10.2

EXECUTION COPY

SUPPLEMENTAL CONFIRMATION

To:	Semtech Corporation 200 Flynn Road Camarillo, California 93012-8790

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	SDB1625780862

Date:	May 30, 2007

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Semtech Corporation (“Counterparty” and, together with GS&Co., the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 30, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	May 30, 2007

Number of Shares:	9,836,066

Initial Share Price:	USD15.25 per Share.

Initial Purchase Price:	USD150,000,006.50

Hedge Period Completion Date:	As set forth in the Trade Notification, but in no event later than July 6, 2007

Scheduled Valuation Date:	July 7, 2008

First Acceleration Date:	October 8, 2007 (or if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Price Adjustment Amount:	USD *** per Share

Cap Price:	As set forth in the Trade Notification, an amount equal to *** % of the Hedge Period Reference Price.

Floor Price:	As set forth in the Trade Notification, an amount equal to *** % of the Hedge Period Reference Price.

***	Information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Collared Percentage:	33%

Termination Price:	USD *** per Share

Counterparty Additional Payment Amount:	USD0.00

Ordinary Dividend Amount:	USD0.00

3. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

***	Information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Debra Tageldein
Authorized Signatory

Agreed and Accepted By:

SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Name:	Emeka Chukwu
Title:	Chief Financial Officer

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